UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 28, 2008

MEADOW VALLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25428	88-0328443

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
4602 East Thomas Road, Phoenix, Arizona 85018
(Address of Principal Executive Offices) (Zip Code)
(602) 437-5400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 28, 2008, Meadow Valley Corporation (“Meadow Valley” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Phoenix Parent Corp., a Delaware corporation (“Parent”), and Phoenix Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into Meadow Valley, with Meadow Valley continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are both affiliates of Insight Equity I LP (“Insight”).
     Pursuant to the Merger Agreement, as of the effective time of the Merger, each issued and outstanding share of Meadow Valley common stock, par value $0.001 per share (collectively, the “Common Shares”), except for any Common Shares held by Parent, Merger Sub or any subsidiary of Meadow Valley, will be converted into the right to receive a cash payment in the amount of $11.25, without interest (the “Merger Consideration”). In addition, except as otherwise provided in the Merger Agreement, all outstanding options to acquire shares of Meadow Valley common stock will vest at the effective time of the Merger and holders of such options will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the option.
     Meadow Valley’s Board of Directors (with Bradley E. Larson and Kenneth D. Nelson abstaining from the vote) approved the Merger Agreement following the unanimous recommendation of a special committee comprised entirely of independent members of Meadow Valley’s Board of Directors (the “Special Committee”).
     The total equity value of the transaction is approximately $61.3 million. The transaction is expected to close prior to December 31, 2008. Upon the closing of the Merger, the Company will no longer be publicly traded. Certain members of the Company’s management will participate in the ownership of the Company following the closing of the Merger.
     Completion of the Merger is subject to certain several closing conditions, including, but not limited to:
•	the affirmative vote of the holders of at least a majority of the Common Shares entitled to vote on the Merger (the “Requisite Shareholder Vote”);

•	the representations and warranties made by the respective parties to the Merger Agreement being true and correct as of the effective time of the Merger, except for such failures as could not reasonably be expected to result in a Material Adverse Effect (as such term is defined in the Merger Agreement);

•	each party to the Merger Agreement having performed, in all material respects, all obligations that it is required to perform under the Merger Agreement;

•	no change, event or occurrence, individually or in the aggregate, that would have a Material Adverse Effect on Meadow Valley or any of its subsidiaries, including Ready Mix, Inc., occurring between the date of the Merger Agreement and the effective time of the Merger;

•	Meadow Valley’s bonding capacity and its work backlog meeting certain minimum dollar amounts;

•	Meadow Valley and its subsidiaries meeting certain minimum financial performance thresholds;

•	receipt of certain real estate deliverables as well as other consents, waivers, releases and permits; and

•	other closing conditions.
     The transaction is not subject to a financing condition.
     The Merger Agreement contains a “go shop” provision pursuant to which Meadow Valley has the right to solicit and engage in discussions and negotiations with respect to other proposals for the acquisition of the Common Shares, or substantially all of the assets of Meadow Valley for a 45-day period, through September 11, 2008. After that date, Meadow Valley is not permitted to solicit other proposals and may not provide information or have discussions regarding alternative proposals, except in certain circumstances.
     The Merger Agreement also grants the parties certain termination rights. The Merger Agreement may be terminated:
•	upon the mutual written agreement of Meadow Valley and Parent;

•	by either Meadow Valley or Parent after the issuance of a final injunction or order prohibiting the Merger, or the final denial of any approval necessary to consummate the Merger;

•	by either Meadow Valley or Parent if, in most circumstances, the Merger has not been consummated on or before December 31, 2008, unless the reason for not closing the Merger is due to the actions or breach by the party seeking termination (the “Outside Date Termination Right”);

•	by either Meadow Valley or Parent if the Merger Agreement does not receive the Requisite Shareholder Vote (the “Shareholder Rejection Termination Right”);

•	by Meadow Valley upon a failure or breach by Parent of any of its obligations, covenants, representations or warranties in the Merger Agreement, and if such failure or breach would result in a failure of the Meadow Valley closing conditions to be satisfied and is not cured within the period of time provided for in the Merger Agreement, provided that Meadow Valley is not then in material breach of its obligations (the “Parent Breach Termination Right”);

•	by Parent upon a failure or breach by Meadow Valley of any of its obligations, covenants, representations or warranties in the Merger Agreement and if such failure or breach would result in a failure of the Parent closing conditions to be satisfied and is not cured within the period of time provided for in the Merger Agreement; provided that Parent is not then in material breach of its obligations (the “Meadow Valley Breach Termination Right”);

•	by Parent upon Meadow Valley or the Meadow Valley Board of Directors (i) instituting a Change of Board Recommendation (as such term is defined in the Merger Agreement), (ii) approving, adopting, or recommending any Acquisition Proposal (as such term is defined in the Merger Agreement), (iii) approving or recommending a letter of intent or definitive agreement for an Acquisition Proposal, (iv) failing to publicly reaffirm the Company Board Recommendation (as such term is defined in the Merger Agreement) within 48 hours of a request by Parent, (v) materially breaching its obligations under Section 5.2 (the “go shop” provision) or Section 5.4 (the shareholder vote provision) of the Merger Agreement, (vi) failing to include the Company Board Recommendation in the Proxy Statement distributed to holders of Common Shares, or (vii) authorizing any of the above (the “Change of Recommendation Termination Right”);

•	by Parent upon an event, change, or occurrence that has had or could reasonably be expected to have a Material Adverse Effect and that can not reasonably be expected to be cured within the period of time provided for in the Merger Agreement;

•	by Meadow Valley any time prior to receiving the Requisite Shareholder Vote, if Meadow Valley has received a Superior Proposal (as such term is defined in the Merger Agreement) in accordance with the “go shop” provision, provided that Meadow Valley must enter into the Alternative Acquisition Agreement (as such term is defined in the Merger Agreement) within 24 hours after terminating the Merger Agreement (the “New Agreement Termination Right”); or

•	by Meadow Valley upon Parent’s failure to consummate the Merger within 10 days after Meadow Valley makes a written demand of Parent (provided that all the requirements and conditions necessary to consummate the Merger have been satisfied).
     The Merger Agreement provides for the payment of certain fees and expenses in certain instances when the Merger Agreement is terminated.
     Meadow Valley will be required to pay Parent an amount equal to the sum of (1) 4.5% of the aggregate Merger Consideration, plus (2) all of Parent’s and Merger Sub’s documented and reasonable transaction expenses (“Expenses”), if the Merger Agreement is terminated pursuant to:
•	the Outside Date Termination Right, and if at the time of the delay Meadow Valley has not taken all actions necessary on its part to consummate the Merger;

•	the Shareholder Rejection Termination Right, and if Meadow Valley subsequently enters into a definitive agreement with respect to an Acquisition Proposal within 12 months after such termination;

•	the Meadow Valley Breach Termination Right;

•	the Change of Recommendation Termination Right (unless the termination relates to a Superior Proposal from an Excluded Party (as such term is defined in the Merger Agreement); or

•	the New Agreement Termination Right (unless the termination relates to a Superior Proposal from an Excluded Party).
     If the Merger Agreement is terminated pursuant to the Change of Recommendation Termination Right or the New Agreement Termination Right and the termination relates to a Superior Proposal from an Excluded Party, then, in lieu of the amount set forth above, Meadow Valley must pay Parent an amount equal to the sum of (1) 2.5% of the aggregate Merger Consideration, plus (2) all of Parent’s Expenses.
     Parent will be required to make a payment to Meadow Valley in an amount equal to the sum of (1) 2.5% of the aggregate Merger Consideration, plus (2) all of Meadow Valley’s documented and reasonable out of pocket expenses related to the Merger, if the Merger Agreement is terminated pursuant to:

•	the Outside Date Termination Right, and at such time Meadow Valley has taken all actions necessary on its part to consummate the Merger, but Parent has failed to do so; or

•	the Parent Breach Termination Right.
     Unless otherwise provided, Meadow Valley will be required to pay Parent a fee equal to the sum of (1) $500,000.00, plus (2) all of Parent’s Expenses if the Merger Agreement is terminated. The Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference. The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (1) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (2) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement, (3) may apply standards of materiality in a way that is different from what may be viewed as material to investors, and (4) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
     Alvarez & Marsal Securities, LLC served as financial advisor to the Special Committee in connection with the merger transaction and Morgan Joseph & Co. Inc. rendered a fairness opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the merger transaction as of the date of the Merger Agreement. DLA Piper US LLP is acting as special counsel to the Special Committee and Brownstein Hyatt Farber Schreck, LLP is acting as counsel to Meadow Valley in this transaction. Hunton & Williams LLP is representing Insight in this transaction.
     On July 28, 2008, Meadow V alley issued a press release regarding the matters described above and sent a letter to employees. Copies of the press release and the letter are attached hereto as Exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2008, by and among Meadow Valley Corporation, Phoenix Parent Corp. and Phoenix Merger Sub, Inc.*

99.1	Press Release dated July 28, 2008.

99.2	Letter to Employees dated July 28, 2008.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.
Forward-Looking Statements
     Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition by an affiliate of Insight based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, the following: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement, (3) the inability to complete the merger due to the failure to obtain stockholder approval or satisfy other conditions to the closing of the merger, (4) failure of any party to the merger agreement to abide by the terms of that agreement, (5) risks that the proposed transaction, including the uncertainty surrounding the closing of the transaction, will disrupt the current plans and operations of the Company, including as a result of undue distraction of management and personnel retention problems, (6) conflicts of interest that may exist between members of management who will be participating in the ownership of the Company following the closing of the transaction and (7) the amount of the costs, fees, expenses and charges related to the merger, including the impact of any termination fees the Company may incur, which may be substantial. Furthermore, the expectations expressed in forward-looking statements about the Company could materially differ from the actual outcomes because of changes in demand for the Company’s products and services, the timing of new orders and contract awards, the Company’s ability to successfully win contract bids, the impact of competitive products and pricing, excess or shortage of production capacity, bonding capacity and other risks discussed from time to time in the Company’s Securities and Exchange Commission (“SEC”) filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, a proxy statement of Meadow Valley and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEADOW VALLEY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other documents filed with the SEC containing information about Meadow Valley at http://www.sec.gov, the SEC’s free internet site. Free copies of Meadow Valley’ SEC filings are also available on Meadow Valley’s internet site at http://www.meadowvalley.com. Furthermore, investors may obtain free copies of Meadow Valley’s SEC filings by directing such request to Meadow Valley Corporation, Attn: Corporate Secretary, 4602 East Thomas Road, Phoenix, Arizona 85018 or by requesting the same via telephone at (602) 437-5400.
Participants in the Solicitation
     Meadow Valley and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Meadow Valley’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of Meadow Valley is included in its Annual Report on Form 10-K/A filed with the SEC on April 29, 2008. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 28, 2008

MEADOW VALLEY CORPORATION
By:	/s/ David Doty
David Doty
Chief Financial Officer

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